CERTIFICATE OF INCORPORATION
STOCK CORPORATION


                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE
                      30 Trinity Street, Hartford, CT 06106


The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1.   The name of the corporation is       Corning Clinical Laboratories Inc.

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

     Clinical laboratory testing and anatomical pathology services.




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3.   The designation of each class of shares, the authorized number of shares of each such class (if any) of each share thereof are as follows:

         one thousand shares of Common stock with no par value


4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, as amended, are as follows:

         n/a


5.   The minimum amount of stated capital with which the corporation shall
     commence business is                   $1,000               dollars.
                          ---------------------------------------
     (Not less than one thousand dollars).


6.   (7) Other provisions:

         n/a


dated this           29th      day of       July     , 1996
           --------------------       ---------------    --


I/We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

         This certificate of incorporation must be signed by each incorporator.

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

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NAME OF INCORPORATOR (Print/Type)           NAME OF INCORPORATOR (Print/Type)              NAME OF INCORPORATOR (Print/Type)

1.  Diane Possumato                         2.                                             3.
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SIGNED (Incorporator)                       SIGNED (Incorporator)                          SIGNED (Incorporator)

1.  /s/ Diane Possumato                     2.                                             3.
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                                                  Rec; CC; G.S.:

                                                -----------------------------------------------------------------------------------


                                                -----------------------------------------------------------------------------------


                                                -----------------------------------------------------------------------------------


                                                -----------------------------------------------------------------------------------

                                                (Please provide filer's name and complete address for mailing receipt above.)
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APPOINTMENT OF STATUTORY AGENT FOR SERVICE
DOMESTIC CORPORATION
                             Secretary of the State
                                30 Trinity Street
                               Hartford, CT 06106
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

Name of Corporation:                                                                                    Complete All Blanks
                                              Corning Clinical Laboratories Inc.
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                 The above corporation appoints as its statutory agent for service, one of the following:
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
Name of Natural Person Who is Resident of Connecticut            Business Address                                     Zip Code

                                                                 Resident Address                                     Zip Code
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Name of Connecticut Corporation                                  Address of Principal Office in Conn.                (If none,
                                                                 enter address of appointee's statutory agent for service)

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Name of Corporation                                              Address of Principal Office in Conn.
(Not organized under the Laws of Conn.*)                         (If none, enter "Secretary of the State of Conn.")
                                                                      One Commercial Plaza
     C T CORPORATION SYSTEM                                           Hartford, Connecticut  06103

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             *Which has procured a Certificate of Authority to transact business or conduct affairs in this state.
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                                  AUTHORIZATION
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

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                          Name of Incorporator (Print or Type)             Signed l(Incorporator)                     Date

Original                  Diane Possumato                                  /s/ Diane Possumato
Appointment
(Must be Signed
by a majority of
Incorporators)

                                                                                                            7/29/96
                        --------------------------------------------------------------------------------------------------------
                          Name of Incorporator (Print or Type)             Signed (Incorporator)


                        --------------------------------------------------------------------------------------------------------
                          Name of Incorporator (Print or Type)             Signed (Incorporator)
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

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Subsequent                Name of President, or Vice President or Secretary                                           Date
Appointment

                        --------------------------------------------------------------------------------------------------------
                          Signed (President, or Vice President or Secretary)


                        --------------------------------------------------------------------------------------------------------
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

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Acceptance:  Name of Statutory Agent for Service (Print or Type)         Signed (Statutory Agent for Service)

CT Corporation System                                                    /s/ Gary Scappini  Special Asst. Sec.
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For Official Use Only                                                    Rec; CC:

                                                                         -------------------------------------------------------


                                                                         -------------------------------------------------------


                                                                         -------------------------------------------------------
                                                                         Please provide filer's name and complete address for
                                                                         mailing receipt

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                                                         FEDERAL IDENTIFICATION
                                                         No.

                        The Commonwealth of Massachusetts

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                         FOREIGN CORPORATION CERTIFICATE

We, Raymond C. Marier, Vice President and Leo C. Farrenkopf, Jr., Secretary of Corning Clinical Laboratories, Inc., in compliance with the provisions of General Laws, Chapter 181, Section 4, certify that:

     1. The exact name of the corporation, including any words or abbreviations indicating incorporation or limited liability is: Corning Clinical Laboratories Inc.

     2. If the exact name of the corporation is not available for use in the Commonwealth, state the name the corporation will use to transact business in the Commonwealth:


     3.  The corporation is organized under the laws of:  Connecticut

     4.  The date of its organization is:  July 31, 1996
                                           ----------------------------
                                           (Month)      (Day)    (Year)

     5.  The location of its principal office is:
         3 Sterling Drive, Wallingford, Connecticut  06492

     6. A brief description of the activities of the corporation within the Commonwealth of Massachusetts is as follows: Clinical laboratory testing and anatomical pathology services


     7. The location of its local office in the Commonwealth of Massachusetts, if any, is:

         130 Maple Street, Suite 219, Springfield, MA  01103

     8. The name and address of its resident agent in the Commonwealth of Massachusetts is: CT Corporation System, 2 Oliver Street, Boston, Massachusetts 02109


     9.  The date on which the corporation's fiscal year ends is: December 31,
                                                                  --------------
                                                                  (Month)  (Day)

     10. If the corporation's existence is other than perpetual, state the duration of existence:




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     11. The NAME and BUSINESS ADDRESSES of the following officers and directors are as follows:

                  NAMES                                 BUSINESS ADDRESSES
                  -----                                 ------------------

President:        See attached list of officers

*  Vice President:


Treasurer:


Clerk or
Secretary:


* Assistant Clerk
    or Assistant
    Secretary:


Board of Directors:

See attached list of directors

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*    Please provide the name and business address of the Vice President and
     Assistant Clerk/Assistant Secretary if they are executing this certificate.


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     12. Please indicate the fees a Massachusetts corporation would be required to pay to register to do business in your state of incorporation:


         Connecticut Qualification Fees:

         Filing Application for and Issuance of Certificate of Authority
         ($50.00)

         Initial License Fee  ($225.00)




     13. Attached to this certificate shall be a certificate of Legal Existence of such foreign corporation issued by an officer or agency properly authorized in the state or country in which such foreign corporation was organized or other evidence of legal existence acceptable to the Secretary. If such certificate or other evidence of such legal existence is in language other than English, a translation thereof, under oath of the translator, shall also be attached.

















     IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we hereto sign
our names this                           day of                  , 19  .




         /s/ Raymond C. Marier              /s/ Leo C. Farrenkopf, Jr.
                  Vice President                              Secretary
                  Raymond C. Marier                  Leo C. Farrenkopf, Jr.

                     Corning Clinical Laboratories Inc. (CT)

                      DIRECTORS:       Alister W. Reynolds
                                       Douglas M. VanOort

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

Office                                   Names                                    Business Address

President                                Paul A. Flood                            3 Sterling Drive
                                                                                  Wallingford, CT
Vice President & Assistant               Raymond C. Marier                        One Malcolm Avenue
Secretary                                                                         Teterboro, NJ
Vice President                           James D. Chambers                        same NJ address as above
Vice President                           Douglas M. VanOort                       same NJ address as above
Vice President                           Alister W. Reynolds                      same NJ address as above
Treasurer                                Stephen A. Calamari                      same NJ address as above
Secretary                                Leo C. Farrenkopf, Jr.                   same NJ address as above

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